UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Donn Lux, Karen Seaberg, and Lori Mingus, members of the Board of Directors of MGP Ingredients, Inc. (the “Company”), are expected to sell shares of Company common stock. Ms. Seaberg and Ms. Mingus sales of Company common stock will include transactions pursuant to pre-established Rule 10b5-1 trading plans, which were adopted on March 12, 2024 and amended on December 3, 2024.

Mr. Lux, Ms. Seaberg, and Ms. Mingus have each indicated to the Company their full commitment to the Company’s strategic vision and confidence in its attractive long-term growth outlook. They continue to hold a significant equity stake in the Company. These transactions are part of their individual long-term financial and estate planning and do not reflect any change in their confidence in the Company’s outlook.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline Extensible Business Reporting Language)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: March 10, 2025	By:	/s/ Brandon M. Gall
Brandon M. Gall, Interim President and Chief Executive Officer; Vice President, Finance and Chief Financial Officer